SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	December 5, 2008

MRU Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33073	33-0954381
(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 13th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 398-1780
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On December 5, 2008, MRU Holdings, Inc. (the “Company”) agreed with each of Raza Khan and Vishal Garg, the Company’s co-presidents, to extend the deadline by which the Company or Messrs. Khan or Garg may provide notice of their intention not to renew the Employment Agreements (as defined below) for an additional five years (the “Notice Deadline”) from December 5, 2008 to December 8, 2008.  On December 8, 2008 and December 9, 2008, the Company and Messrs. Khan and Garg agreed to extend the Notice Deadline until December 10, 2008.  On December 10, 2008, the Company entered into Amendment agreements (each an “Amendment” and together, the “Amendments”) with each of Messrs. Khan and Garg that amended the employment agreements, dated as of April 1, 2004, by and between Mr. Khan or Mr. Garg, as applicable, and the Company, as successor-in-interest to iempower, inc., as amended (the “Employment Agreements”).  The Amendments amended the Employment Agreements to extend the Notice Deadline from December 10, 2008 to January 8, 2009 and provided that the Company pay in cash to each of Messrs. Khan and Garg all unused and accrued vacation days as of December 10, 2008 on or before December 11, 2008 which amounted to $98,283 and $85,302, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRU HOLDINGS, INC.

December 11, 2008	By:	/s/ Yariv Katz
		Name:	Yariv Katz
		Title:	Vice President and General Counsel